MERRILL LYNCH PREFERRED CAPITAL TRUST I
                     MERRILL LYNCH PREFERRED FUNDING I, L.P.
                      COMPUTATION OF RATIOS OF EARNINGS TO
          COMBINED FIXED CHARGES AND PREFERRED SECURITIES DISTRIBUTIONS


                                 For the Three Months Ended September 25, 1998      For the Three Months Ended September 26, 1997
                               -------------------------------------------------  -------------------------------------------------
                               Merrill Lynch Preferred   Merrill Lynch Preferred  Merrill Lynch Preferred   Merrill Lynch Preferred
                                   Capital Trust I           Funding I, L.P.          Capital Trust I           Funding I, L.P.
                               -----------------------   -----------------------  -----------------------   -----------------------
Earnings                           $      5,492,913           $     6,445,944         $      5,492,913           $     6,442,925
                                   ================           ===============         ================           ===============

Fixed charges                      $         -                $          -            $         -                $          -

Preferred securities
  distribution requirements               5,328,125                 5,492,913                5,328,125                 5,492,913
                                   ----------------           ---------------         ----------------           ---------------

Total combined fixed charges
  and preferred securities
  distributions                    $      5,328,125           $     5,492,913         $      5,328,125           $     5,492,913
                                   ================           ===============         ================           ===============

Ratio of earnings to combined
  fixed charges and preferred
  securities distributions                     1.03                      1.17                     1.03                      1.17


                                  For the Nine Months Ended September 25, 1998       For the Nine Months Ended September 26, 1997
                               -------------------------------------------------  -------------------------------------------------
                               Merrill Lynch Preferred   Merrill Lynch Preferred  Merrill Lynch Preferred   Merrill Lynch Preferred
                                   Capital Trust I           Funding I, L.P.          Capital Trust I           Funding I, L.P.
                               -----------------------   -----------------------  -----------------------   -----------------------
Earnings                           $     16,478,739           $    19,338,389         $     16,601,197           $    19,471,276
                                   ================           ===============         ================           ===============

Fixed charges                      $         -                $         -             $         -                $         -

Preferred securities
  distribution requirements              15,984,375                16,478,739               15,984,375                16,478,739
                                   ----------------           ---------------         ----------------           ---------------

Total combined fixed charges
  and preferred securities
  distributions                    $     15,984,375           $    16,478,739         $     15,984,375           $    16,478,739
                                   ================           ===============         ================           ===============

Ratio of earnings to combined
  fixed charges and preferred
  securities distributions                     1.03                      1.17                     1.04                      1.18
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